Exhibit 1

CUSIP No. 144285 10 3	Schedule 13D	Page 11 of 11

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: March 12, 2012

WATERMILL-TOOLROCK PARTNERS, L.P.
WATERMILL-TOOLROCK PARTNERS II, L.P.

Each by its General Partner, Watermill-Toolrock Enterprises, LLC

By: *
Steven E. Karol
Managing Member

WATERMILL-TOOLROCK ENTERPRISES, LLC

By: *
Steven E. Karol
Managing Member

*
Steven E. Karol

*	The undersigned, by signing his name below, does hereby sign this statement on behalf of the above indicated filers in his capacity noted for such filers.

/s/ Steven E. Karol
Steven E. Karol